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                                                             EXHIBIT 11.1
                                                    ESPEY MFG. & ELECTRONICS CORP.
                                                 Computation of per Share Earnings as
                                                   Disclosed in Item 14 of Form 10-K

                                                    Five years ended June 30, 2002

                                           2002            2001            2000             1999           1998
                                         -------         -------         -------          --------        -------

Computation of earnings
     per share:

         BASIC
         Weighted average
         number of primary
         shares outstanding .....         1,030,556      1,031,403       1,045,520       1,100,065       1,111,220
                                        ==========      ==========      ==========      ==========       ==========

Net income (loss)................        $  545,754      1,033,069         782,943         730,601       (739,602)
                                        ==========      ==========      ==========      ==========       ==========

Per share-basic ................        $      .53            1.00             .75             .66           (.67)
                                        ==========      ==========      ==========      ==========       ==========
         DILUTED
         Weighted average
         number of primary
         shares outstanding .....         1,034,904      1,033,989       1,045,235       1,100,065       1,111,220
                                        ==========      ==========      ==========      ==========       ==========

         Net effect of
         dilutive stock
         options based on
         treasury stock
         method .................             4,348          2,586             285              --              --
                                        ==========      ==========      ==========      ==========       ==========

Net income (loss) ...............        $  545,754      1,033,069         782,943         730,601       (739,602)
                                        ==========      ==========      ==========      ==========       ==========

Per share-diluted ...............       $      .53            1.00             .75             .66           (.67)
                                        ==========      ==========      ==========      ==========       ==========

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